Exhibit 99.1

Duluth Holdings Inc. Announces  Second Quarter 2022 Financial Results

Net Sales of $141.5 million

Gross Margin of 53.4%

Net income of $2.4 million; Adjusted EBITDA of $13.2 million or 9.4% of net sales

Updated Fiscal 2022 outlook for Net Sales, EPS and Adjusted EBITDA

MOUNT HOREB, WI – September 1, 2022 – Duluth Holdings Inc. (dba, Duluth Trading Company) (“Duluth Trading” or the “Company”) (NASDAQ: DLTH), a lifestyle brand of men’s and women’s workwear, casual wear, outdoor apparel and accessories, today announced its financial results for the fiscal second quarter ended July 31, 2022.

Highlights for the Second Quarter Ended July 31, 2022

•	Net sales of $141.5 million compared to $149.1 million in the prior year second quarter
•

Gross margin of 53.4%, compared to 54.6% in the prior year second quarter; excluding the non-recurring $1.3 million inventory write down, most of which came from product damaged in-transit, current quarter gross margin would have been 54.4%

•	Net income of $2.4 million, or $0.07 per diluted share, compared to net income of $9.0 million, or $0.27 per diluted share in the prior year second quarter
•	Adjusted EBITDA[1] of $13.2 million, reflects 9.4% of net sales

1See Reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA in the accompanying financial tables.

Management Commentary

President and CEO, Sam Sato commented, “During the second quarter we were not immune to the heightened level of macro uncertainty and inflationary pressures impacting discretionary spending. As a result, we have prudently revised our full year guidance. Despite that backdrop, I am pleased with the underlying performance of our business and the progress we are making on our key strategic initiatives.  We ended the second quarter with inventories up 22% compared to last year and 14% excluding in-transit goods. Importantly, nearly 90% of the inventory growth is in year-round evergreen goods. Simply stated, we are in a much healthier inventory position with improved flow of new, seasonal receipts and better in-stock positions to support overall sales growth.  We continue to manage expenses well in the face of inflationary headwinds and our strong balance sheet allows us to remain committed to key investments in support of our Big Dam Blueprint to build out our infrastructure and technical skillsets, while also investing in our teams as we focus on the long term.”

Sato concluded, “During the second quarter we were encouraged with the recent launch of our AKHG Women’s collection that fills the open space for innovative and technical outdoor clothing designed for women. This new offering directly addresses our customer’s desire for apparel and gear that meet their active work and outdoor recreational activities, in addition to staying true to the Duluth Trading heritage of designing for quality, durability and problem-solving functionality.   The customer response to our expanded Women’s categories overall has been strong and confirms our view of long-term growth potential embedded in our strategic plans. In particular, we see the Women’s apparel categories across our sub-brands having out-sized expansion opportunities.”

Operating Results for the Second Quarter Ended July 31, 2022

Net sales decreased 5.1% to $141.5 million, compared to $149.1 million in the same period a year ago.  Direct-to-consumer net sales increased slightly by 0.1% to $85.3 million.  Retail store net sales decreased by 12.0% to $56.2 million due to slower store traffic, which was partially offset by continued strong conversion rates.

Net sales in store markets decreased 6.3% to $100.4 million, compared to $107.1 million in the same period a year ago. The decrease was also driven by slower store traffic as compared to the prior year second quarter.  Net sales in non-store markets decreased by 1.9%, to $39.9 million.

Gross profit decreased 7.1% to $75.6 million, or 53.4% of net sales, compared to $81.4 million, or 54.6% of net sales, in the corresponding prior year period. The decrease in gross profit margin was primarily driven by a non-recurring $1.3 million inventory write down on product, mostly consisting of goods damaged while in-transit, which decreased gross profit margin by 1.0%.

Selling, general and administrative expenses increased 5.0% to $71.7 million, compared to $68.3 million in the same period a year ago. As a percentage of net sales, selling, general and administrative expenses increased to 50.7%, compared to 45.8% in the corresponding prior year period.

The increase in selling, general and administrative expense was primarily due to increased digital advertising to drive brand awareness and store traffic, investments in new headcount, as well as increased depreciation from continued capital investments.

The effective tax rate related to controlling interest was 23% compared to 25% in the corresponding prior year period.

Balance Sheet and Liquidity

The Company ended the quarter with a cash balance of $15.4 million, an inventory balance of $164.5 million, net working capital of $102.4 million,  and no outstanding Duluth Trading bank debt.

On July 8, 2022, the Company entered into the First Amendment to its Credit Agreement (the “First Amendment”). To support future investments, the First Amendment increased the revolving commitment from $150 million to $200 million, as well as extended the maturity date from May 14, 2026 to July 8, 2027.

Updated Fiscal 2022 Outlook

The Company’s updated fiscal 2022 outlook is as follows:

•	Net sales in the range of $680 million to $705 million
•	Adjusted EBITDA in the range of $69 million to $73 million[1]
•	EPS in the range of $0.61 to $.71 per diluted share
•	Capital expenditures, inclusive of software hosting implementation costs, of approximately $40 million

1See Reconciliation of forecasted net income to forecasted EBITDA and forecasted EBITDA to forecasted Adjusted EBITDA in the accompanying financial tables.

Conference Call Information

A conference call and audio webcast with analysts and investors will be held on Thursday,  September 1, 2022 at 9:30 am Eastern Time, to discuss the results and answer questions.

•	Live conference call: 844-875-6915 (domestic) or 412-317-6711 (international)
•	Conference call replay available through September 8, 2022: 877-344-7529 (domestic) or 412-317-0088 (international)
•	Replay access code: 7457377
•	Live and archived webcast: ir.duluthtrading.com

Investors can pre-register for the earnings conference call to expedite their entry into the call and avoid waiting for a live operator. To pre-register for the call, please visit https://dpregister.com/7457377 and enter your contact information. You will then be issued a personalized phone number and pin to dial into the live conference call. Investors can pre-register any time prior to the start of the conference call.

About Duluth Trading

Duluth Trading is a lifestyle brand for the Modern, Self-Reliant American. Based in Mount Horeb, Wisconsin, we offer high quality, solution-based casual wear, workwear and accessories for men and women who lead a hands-on lifestyle and who value a job well-done. We provide our customers an engaging and entertaining experience. Our marketing incorporates humor and storytelling that conveys the uniqueness of our products in a distinctive, fun way, and are available through our content-rich website, catalogs, and “store like no other” retail locations. We are committed to outstanding customer service backed by our “No Bull Guarantee” - if it’s not right, we’ll fix it. Visit our website at http://www.duluthtrading.com.

Non-GAAP Measurements

Management believes that non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Within this release, including the tables attached hereto, reference is made to adjusted earnings before interest, taxes, depreciation and amortization (EBITDA). See attached Table “Reconciliation of Net Income (Loss) to EBITDA and EBITDA to Adjusted EBITDA,” for a reconciliation of net income (loss) to EBITDA and EBITDA to Adjusted EBITDA for the three and six months ended July 31, 2022, versus the three and six months ended August 1, 2021.

Adjusted EBITDA is a metric used by management and frequently used by the financial community, which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period.

The Company provides this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations. While the Company’s management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the Company’s GAAP financial results and should be read in conjunction with those GAAP results.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this press release, including statements concerning Duluth Trading's plans, objectives, goals, beliefs, business strategies, future events, business conditions, its results of operations, financial position and its business outlook, business trends and certain other information herein, including statements under the heading “Updated Fiscal 2022 Outlook” are forward-looking statements. You can identify forward-looking statements by the use of words such as “may,” ”might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “believe,” “estimate,” “project,” “target,” “predict,” “intend,” “future,” “budget,” “goals,” “potential,” “continue,” “design,” “objective,” “forecasted,” “would” and other similar expressions. The forward-looking statements are not historical facts, and are based upon Duluth Trading's current expectations, beliefs, estimates, and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond Duluth Trading's control. Duluth Trading's expectations, beliefs and projections are expressed in good faith, and Duluth Trading believes there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs, estimates, and projections will be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements, including, among others, the risks, uncertainties, and factors set forth under Part 1, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 25, 2022 and other factors as may be periodically described in Duluth Trading’s subsequent filings with the SEC. These risks and uncertainties include, but are not limited to, the following: the prolonged effects of COVID-19 on store traffic and disruptions to our distribution network, supply chains and operations; our ability to maintain and enhance a strong brand image; effectively adapting to new challenges associated with our expansion into new geographic markets; generating adequate cash from our existing stores to support our growth; effectively relying on sources for merchandise located in foreign markets; transportation delays and interruptions, including port congestion; inability to timely and effectively obtain shipments of products from our suppliers and deliver merchandise to our customers; the inability to maintain the performance of a maturing store portfolio; the impact of changes in corporate tax regulations; identifying and responding to new and changing customer preferences; the success of the locations in which our stores are located; our ability to attract and retain customers in the various retail venues and locations in which our stores are located; competing effectively in an environment of intense competition; our ability to adapt to significant changes in sales due to the seasonality of our business; price reductions or inventory shortages resulting from failure to purchase the appropriate amount of inventory in advance of the season in which it will be sold in global market constraints; increases in costs of fuel or other energy, transportation or utility costs and in the costs of labor and employment; failure of our information technology systems to support our current and growing business, before and after our planned upgrades; and other factors that may be disclosed in our SEC filings or otherwise. Forward-looking statements speak only as of the date the statements are made. Duluth Trading assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances or other changes affecting forward-looking information except to the extent required by applicable securities laws.

Investor Contacts:

Tom Filandro

ICR, Inc.

(646) 277-1200

DuluthIR@icrinc.com

(Tables Follow)

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DULUTH HOLDINGS INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	July 31, 2022	January 30, 2022

ASSETS
Current Assets:
Cash and cash equivalents	$15,369	$77,051
Receivables	5,764	5,455
Inventory, net	164,499	122,672
Prepaid expenses & other current assets	16,841	17,333
Prepaid catalog costs	35	10
Total current assets	202,508	222,521
Property and equipment, net	114,616	110,078
Operating lease right-of-use assets	114,980	120,911
Finance lease right-of-use assets, net	48,669	50,133
Available-for-sale security	5,823	6,554
Other assets, net	6,725	5,353
Total assets	$493,321	$515,550
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$53,604	$45,402
Accrued expenses and other current liabilities	28,961	47,504
Income taxes payable	583	6,814
Current portion of operating lease liabilities	13,422	12,882
Current portion of finance lease liabilities	2,763	2,701
Current portion of Duluth long-term debt	—	—
Current maturities of TRI long-term debt[1]	729	693
Total current liabilities	100,062	115,996
Operating lease liabilities, less current maturities	101,008	107,094
Finance lease liabilities, less current maturities	38,870	40,267
Duluth long-term debt, less current maturities	—	—
TRI long-term debt, less current maturities[1]	26,271	26,608
Deferred tax liabilities	2,729	2,867
Total liabilities	268,940	292,832
Commitments and contingencies
Shareholders' equity:
Treasury stock	(1,458)	(1,002)
Capital stock	97,102	95,515
Retained earnings	131,943	130,868
Accumulated other comprehensive income, net	2	489
Total shareholders' equity of Duluth Holdings Inc.	227,589	225,870
Noncontrolling interest	(3,208)	(3,152)
Total shareholders' equity	224,381	222,718
Total liabilities and shareholders' equity	$493,321	$515,550

1Represents debt of the variable interest entity, TRI Holdings, LLC, that is consolidated in accordance with ASC 810, Consolidation. Duluth Holdings Inc. is not the guarantor nor the obligor of this debt.

DULUTH HOLDING INC.

Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share figures)

	Three Months Ended		Six Months Ended
	July 31, 2022	August 1, 2021	July 31, 2022	August 1, 2021
Net sales	$141,511	$149,127	$264,415	$282,546
Cost of goods sold (excluding depreciation and amortization)	65,903	67,701	121,744	134,577
Gross profit	75,608	81,426	142,671	147,969
Selling, general and administrative expenses	71,739	68,339	139,733	132,987
Operating income	3,869	13,087	2,938	14,982
Interest expense	879	1,182	1,755	2,490
Other income, net	78	56	124	72
Income before income taxes	3,068	11,961	1,307	12,564
Income tax expense	727	3,014	289	3,119
Net income	2,341	8,947	1,018	9,445
Less: Net loss attributable to noncontrolling interest	(27)	(45)	(56)	(91)
Net income attributable to controlling interest	$2,368	$8,992	$1,074	$9,536
Basic earnings per share (Class A and Class B):
Weighted average shares of common stock outstanding	32,766	32,624	32,732	32,582
Net income per share attributable to controlling interest	$0.07	$0.28	$0.03	$0.29
Diluted earnings per share (Class A and Class B):
Weighted average shares and equivalents outstanding	32,766	32,813	32,910	32,786
Net income per share attributable to controlling interest	$0.07	$0.27	$0.03	$0.29

DULUTH HOLDINGS INC.

Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Six Months Ended
	July 31, 2022	August 1, 2021
Cash flows from operating activities:
Net income	$1,018	$9,445
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	15,374	14,516
Stock based compensation	1,274	1,007
Deferred income taxes	27	(312)
Loss on disposal of property and equipment	23	67
Changes in operating assets and liabilities:
Receivables	(309)	(642)
Inventory	(41,827)	14,165
Prepaid expense & other current assets	86	(1,332)
Software hosting implementation costs, net	(529)	(1,220)
Deferred catalog costs	(25)	975
Trade accounts payable	9,549	2,889
Income taxes payable	(6,231)	(6,992)
Accrued expenses and deferred rent obligations	(18,974)	(4,908)
Other assets	(519)	(1,035)
Noncash lease impacts	(75)	(111)
Net cash (used in) provided by operating activities	(41,138)	26,512
Cash flows from investing activities:
Purchases of property and equipment	(18,814)	(4,984)
Principal receipts from available-for-sale security	79	71
Proceeds from disposals	8	55
Net cash used in investing activities	(18,727)	(4,858)
Cash flows from financing activities:
Proceeds from line of credit	—	5,000
Payments on line of credit	—	(5,000)
Payments on delayed draw term loan	—	(48,250)
Payments on TRI long term debt	(338)	(303)
Payments on finance lease obligations	(1,336)	(1,237)
Payments of tax withholding on vested restricted shares	(456)	(363)
Other	313	199
Net cash used in financing activities	(1,817)	(49,954)
Decrease in cash, cash equivalents	(61,682)	(28,300)
Cash and cash equivalents at beginning of period	77,051	47,221
Cash and cash equivalents at end of period	$15,369	$18,921
Supplemental disclosure of cash flow information:
Interest paid	$1,755	$2,519
Income taxes paid	$6,619	$10,461
Supplemental disclosure of non-cash information:
Unpaid liability to acquire property and equipment	$2,236	$2,052

DULUTH HOLDINGS INC.

Reconciliation of Net Income (Loss) to EBITDA and EBITDA to Adjusted EBITDA

For the Fiscal Quarter and Six Months Ended July 31, 2022 and August 1, 2021

(Unaudited)

(Amounts in thousands)

	Three Months Ended		Six Months Ended
	July 31, 2022	August 1, 2021	July 31, 2022	August 1, 2021
(in thousands)
Net income	$2,341	$8,947	$1,018	$9,445
Depreciation and amortization	7,854	7,242	15,374	14,516
Amortization of internal-use software hosting
subscription implementation costs	787	405	1,420	774
Interest expense	879	1,182	1,755	2,490
Income tax expense	727	3,014	289	3,119
EBITDA	$12,588	$20,790	$19,856	$30,344
Stock based compensation	656	637	1,274	1,007
Adjusted EBITDA	$13,244	$21,427	$21,130	$31,351

DULUTH HOLDINGS INC.

Reconciliation of Forecasted Net Income to Forecasted EBITDA and Forecasted EBITDA to Forecasted Adjusted EBITDA

For the Fiscal Year Ending January 29, 2023

(Unaudited)

(Amounts in thousands)

	Low	High
Forecasted
Net income	$20,000	$23,200
Depreciation and amortization	32,200	32,300
Amortization of internal-use software hosting subscription implementation costs	3,000	3,000
Interest expense	4,100	3,700
Income tax expense	6,700	7,700
EBITDA	$66,000	$69,900
Stock based compensation	3,000	3,100
Adjusted EBITDA	$69,000	$73,000